As filed with the U.S. Securities and Exchange Commission on July 9, 2021

Registration No. 333-255023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aurvandil Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	6770	86-2125608
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 Technology Drive, Suite B117

Irvine, CA 92618

(949) 473-4031

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Moody

Chief Executive Officer

Aurvandil Acquisition Corp.

1 Technology Drive, Suite B117

Irvine, CA 92618

(949) 473-4031

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David A. Sakowitz Winston & Strawn LLP 200 Park Avenue New York, New York 10166 Tel: (212) 294-6700	Ari Edelman Jared Kelly Reed Smith LLP 599 Lexington Avenue New York, NY 10022 Tel: (212) 521-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(6)
Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant(2)	28,750,000	$10.00	$287,500,000	$31,366
Shares of Class A common stock included as part of the units(3)(4)	28,750,000	—	—	—(5)
Redeemable warrants included as part of the units(3)(4)	14,375,000	—	—	—(5)
Total			$287,500,000	$31,366(6)

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant’s initial filing of the Registration Statement on April 5, 2021 erroneously included the registration of the shares of Class A common stock underlying the redeemable warrants included as part of the units. Amendment No. 1 to the Registration Statement, filed on June 9, 2021, corrected this error and removed the registration of the shares of Class A common stock underlying the redeemable warrants included as part of the units.

(2)

Includes 3,750,000 units, consisting of 3,750,000 shares of Class A common stock and 1,875,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)

Maximum number of shares of Class A common stock and redeemable warrants, as applicable, included in the units described above, including those that may be issued upon exercise of a 45-day option granted to the underwriters described above.

(5)	No fee pursuant to Rule 457(g) under the Securities Act.
(6)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Aurvandil Acquisition Corp. is filing this Amendment No. 3 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-255023) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)    Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

1.1	Form of Underwriting Agreement. *

3.1	Certificate of Incorporation. *

3.2	Amended and Restated Certificate of Incorporation. *

3.3	Bylaws. *

4.1	Specimen Unit Certificate. *

4.2	Specimen Shares of Class A Common Stock Certificate. *

4.3	Specimen Warrant Certificate. *

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

5.1	Opinion of Winston & Strawn LLP. *

10.1	Form of Letter Agreement among the Registrant, Aurvandil LLC and each of the executive officers and directors of the Registrant. *

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant. *

10.3	Form of Registration Rights Agreement among the Registrant, Aurvandil LLC and the Holders signatory thereto. *

10.4	Form of Private Placement Warrants Purchase Agreement between the Registrant and Aurvandil LLC. *

10.5	Form of Indemnity Agreement. *

10.6	Securities Subscription Agreement between the Registrant and Aurvandil LLC. *

10.7	Form of Administrative Services Agreement between the Registrant and Aurvandil LLC and its affiliates. *

10.8	Promissory Note between the Registrant and Aurvandil LLC. *

14	Form of Code of Ethics. *

23.1	Consent of Marcum LLP. *

23.2	Consent of Winston & Strawn LLP (included on Exhibit 5.1). *

24*	Power of Attorney (included on signature page hereto). *

99.1	Form of Audit Committee Charter. *

99.2	Form of Compensation Committee Charter. *

99.3	Form of Nominating and Corporate Governance Committee Charter *

99.4	Consent of Director Nominee (Berthelot). *

99.5	Consent of Director Nominee (Jacobson). *

99.6	Consent of Director Nominee (Joshi). *

99.7	Consent of Director Nominee (Parazynski). *

99.8	Consent of Director Nominee (Rich). *

99.9	Consent of Director Nominee (Smith). *

* Previously filed.

(b)    Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on the 9th day of July, 2021.

Aurvandil Acquisition Corp.

By:	/s/ Robert Moody
Name:	Robert Moody
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Robert Moody Robert Moody	Chief Executive Officer and Director (Principal Executive Officer)	July 9, 2021

/s/ J. Rune (JR) Sandell J. Rune (JR) Sandell	Chief Financial Officer (Principal Financial and Accounting Officer)	July 9, 2021

II-2